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     Exhibit  11  --  Statement  re:  Computation  of  per  share  earnings
                      (Unaudited)
                      (Dollars in thousands except per share data)

                                                    Six Months Ended       Three Months Ended
                                                        June 30,                June 30,
     PRIMARY                                        1994        1993       1994        1993
                                                   ------      ------     ------      ------
     Weighted average common shares outstanding   9,095,102   7,418,889  9,095,102  7,406,394

     Loss before cumulative effect
       of change in method of accounting
       for income taxes                            ($3,837)      ($531)   ($1,990)     ($455)

     Cumulative effect of change in method of
       accounting for income taxes                   -            (964)      -          -
                                                     ------      ------     ------     ------

     Net loss                                      ($3,837)    ($1,495)   ($1,990)     ($455)
                                                   ========    ========   ========    =======


     Per share amounts:
     Loss before cumulative effect of change
       in method of accounting for income taxes      ($.42)      ($.07)     ($.22)     ($.06)
     Cumulative effect of change in method
       of accounting for income taxes                -            (.13)      -          -
                                                     ------      ------     ------     ------
     Net loss                                        ($.42)      ($.20)     ($.22)     ($.06)
                                                     ======      ======     ======     ======

     FULLY DILUTED

     Weighted average common shares outstanding   9,095,102   7,418,889  9,095,102  7,406,394

     Dilutive effect of conversion of 5 1/4%
       convertible-purchase subordinated
       debentures                                    -        2,688,276      -      2,688,276
                                                  ---------  ----------  --------- ----------
     Total                                        9,095,102  10,107,165  9,095,102 10,094,670
                                                  =========  ==========  ========= ==========

     Loss before cumulative effect
       of change in method of accounting
       for income taxes                            ($3,837)      ($531)   ($1,990)     ($455)
     Add 5-1/4% convertible-purchase
       subordinated debenture interest,
       net of federal income tax                      -              32      -          -
                                                   --------    --------   --------   --------
     Total                                         ($3,837)      ($499)   ($1,990)     ($455)
                                                   ========    ========   ========   ========

     Cumulative effect of change in method of
       accounting for income taxes                   -            (964)      -         -
                                                   --------    --------   --------   --------

     Net loss                                      ($3,837)    ($1,463)   ($1,990)     ($455)
                                                   ========    ========   ========   ========
     Per share amounts:
     Loss before cumulative effect of change
       in method of accounting for income taxes      ($.42)      ($.05)     ($.22)     ($.05)
     Cumulative effect of change in method
       of accounting for income taxes                  -          (.10)       -          -
                                                   --------    --------   --------   --------
     Net loss                                        ($.42)      ($.15)     ($.22)    ($.05)
                                                   ========    ========   ========   ========

     See notes to consolidated financial statements.


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